EXHIBIT 24

                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Mary B. Halsey his true and lawful attorney and agent to execute for and on behalf of the undersigned Forms 3, 4 and 5, with respect to his holdings in Cecil Bancorp, Inc., in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; to do any and all things in his name which said person may deem necessary or advisable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such forms with the Securities and Exchange Commission and any other applicable regulatory authority; and he hereby approves, ratifies and confirms all that said person shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of July 2003.

                                       /s/ Thomas W. Lofland
                                       ----------------------------------------
                                       Thomas W. Lofland

                                       As witnessed by hand and seal on this
                                       15th day of July, 2003

                                       /s/ Lori J. Murphy
                                       ----------------------------------------
                                       Notary Public State of Maryland
                                       My commission expires February 8, 2006